                                                                       EXHIBIT 4


                              ERLY INDUSTRIES INC.
                                      AND
                            TRUST COMPANY OF TEXAS,
                                    TRUSTEE


                                 _____________



                                   INDENTURE





                          Dated as of December 1, 1993



                                ________________



                                   $8,880,000

             12 1/2% Subordinated Sinking Fund Debentures due 2002



================================================================================

                               TABLE OF CONTENTS


ARTICLE ONE - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

SECTION 1.01.     Definitions and Trust Indenture Act Terms . . . . . . . . . . . . . . . .       8
                  Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
                  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .       9
                  Authorized Newspaper  . . . . . . . . . . . . . . . . . . . . . . . . . .       9
                  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
                  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Certified Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
                  Debenture or Debentures; Outstanding  . . . . . . . . . . . . . . . . . .      10
                  Debentureholder; Registered Holder  . . . . . . . . . . . . . . . . . . .      11
                  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                  Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                  Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                  Trust Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . . . . .      13

ARTICLE TWO - ISSUE, DESCRIPTION, EXECUTION, REGISTRATION, REGISTRATION OF TRANSFER AND
        EXCHANGE OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

SECTION 2.01.     Designation, Amount, Authentication and Delivery of Debentures  . . . . .      13

SECTION 2.02.     Form of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

SECTION 2.03.     Denomination and Date of Debentures; Payment of Interest  . . . . . . . .      14

SECTION 2.04.     Execution of Debentures . . . . . . . . . . . . . . . . . . . . . . . . .      15

SECTION 2.05.     Exchange, Registration and Registration of Transfer of Debentures . . . .      16

SECTION 2.06.     Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . .      17

SECTION 2.07.     Mutilated, Destroyed, Lost or Stolen Debentures . . . . . . . . . . . . .      17

SECTION 2.08.     Cancellation of Debentures  . . . . . . . . . . . . . . . . . . . . . . .      18

ARTICLE THREE - SUBORDINATION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . .      18

SECTION 3.01.     Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . .      18

SECTION 3.02.     No Payment on Debentures if Senior Indebtedness in Default  . . . . . . .      19

SECTION 3.03.     Priority of Senior Indebtedness upon Distribution of Assets . . . . . . .      19

SECTION 3.04.     Notice to Trustee of Specified Events; Reliance on Certificate of
                  Liquidating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

SECTION 3.05.     Subrogation of Debentures . . . . . . . . . . . . . . . . . . . . . . . .      20

SECTION 3.06.     Obligation to Pay Not Impaired  . . . . . . . . . . . . . . . . . . . . .      21

SECTION 3.07.     Trustee to Effect Subordination . . . . . . . . . . . . . . . . . . . . .      21

SECTION 3.08.     Notice to Trustee of Effectuation of Subordination  . . . . . . . . . . .      21

SECTION 3.09.     No Prejudice to Holders of Senior Indebtedness  . . . . . . . . . . . . .      22

SECTION 3.10.     All Indenture Provisions Subject to Article Three . . . . . . . . . . . .      22

SECTION 3.11.     Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . .      22

ARTICLE FOUR - REDEMPTION AND REPURCHASE OF DEBENTURES --
        MANDATORY AND OPTIONAL SINKING FUND . . . . . . . . . . . . . . . . . . . . . . . .      22

SECTION 4.01.     Redemption Prices -- Voluntary and for Sinking Fund . . . . . . . . . . .      22

SECTION 4.02.     Notice of Redemption; Selection of Debentures . . . . . . . . . . . . . .      23

SECTION 4.03.     Payment of Debentures Called for Redemption . . . . . . . . . . . . . . .      23

SECTION 4.04.     Mandatory and Optional Sinking Fund . . . . . . . . . . . . . . . . . . .      24

SECTION 4.05.     Credits Against Mandatory Sinking Fund  . . . . . . . . . . . . . . . . .      25

SECTION 4.06.     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .      25

SECTION 4.07.     Right to Present Debentures For Repurchase  . . . . . . . . . . . . . . .      26

ARTICLE FIVE - PARTICULAR COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . .      28

SECTION 5.01.     Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . .      28

SECTION 5.02.     Office for Exchange, Registration of Transfer, Notices and Payment  . . .      29

SECTION 5.03.     Maintenance of Franchises, Rights and Licenses, Corporate
                  Existence and Property  . . . . . . . . . . . . . . . . . . . . . . . . .      29

SECTION 5.04.     Payment of Taxes and Assessments  . . . . . . . . . . . . . . . . . . . .      30

SECTION 5.05.     Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . .      30

SECTION 5.06.     Officers' Certificate as to Breach and Annual Review Statement  . . . . .      30

SECTION 5.07.     Appointment to Fill a Vacancy in Office of Trustee  . . . . . . . . . . .      31

SECTION 5.08.     Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . .      31

ARTICLE SIX - REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS IN
        THE EVENT OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

SECTION 6.01.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

SECTION 6.02.     Payment of Debentures After Non-Payment; Suit Therefor  . . . . . . . . .      33

SECTION 6.03.     Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . .      35

SECTION 6.04.     Limitation on Suits by Holders of Debentures  . . . . . . . . . . . . . .      36

SECTION 6.05.     Remedies Cumulative and Continuing  . . . . . . . . . . . . . . . . . . .      36

SECTION 6.06.     Direction of Proceedings and Waiver of Breaches by Majority of
                  Debentureholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37

SECTION 6.07.     Notice of Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . .      37

SECTION 6.08.     Trustee Appointed Attorney-in-Fact  . . . . . . . . . . . . . . . . . . .      37

SECTION 6.09.     Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . . . .      38

SECTION 6.10.     Debentures Owned by Company Not to Share in Payments  . . . . . . . . . .      38

SECTION 6.11.     Waiver of Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .      38

ARTICLE SEVEN - LISTS OF HOLDERS OF DEBENTURES AND REPORTS BY
        THE COMPANY AND THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39

SECTION 7.01.     Debentureholders' Lists . . . . . . . . . . . . . . . . . . . . . . . . .      39

SECTION 7.02.     Preservation and Disclosure of Lists  . . . . . . . . . . . . . . . . . .      39

SECTION 7.03.     Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . .      40

SECTION 7.04.     Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .      41

ARTICLE EIGHT - THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43

SECTION 8.01.     Acceptance of Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . .      43

SECTION 8.02.     Duties and Liabilities of Trustee . . . . . . . . . . . . . . . . . . . .      43

SECTION 8.03.     Certain Rights and Duties of the Trustee  . . . . . . . . . . . . . . . .      44

SECTION 8.04.     Moneys to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . .      45

SECTION 8.05.     Trustee May Perform Duties by Agents; Reimbursement of
                  Expenses; Holding of Debentures . . . . . . . . . . . . . . . . . . . . .      45

SECTION 8.06.     Conflicting Interest of Trustee . . . . . . . . . . . . . . . . . . . . .      46

SECTION 8.07.     Eligibility of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .      51

SECTION 8.08.     Resignation or Removal of Trustee . . . . . . . . . . . . . . . . . . . .      51

SECTION 8.09.     Acceptance of Appointment by Successor Trustee  . . . . . . . . . . . . .      52

SECTION 8.10.     Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . .      53

SECTION 8.11.     Limitation on Rights of Trustee as a Creditor . . . . . . . . . . . . . .      53

SECTION 8.12.     Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57

SECTION 8.13      Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .      57

ARTICLE NINE - CONCERNING THE HOLDERS OF DEBENTURES . . . . . . . . . . . . . . . . . . . .      58

SECTION 9.01.     Action By Debentureholders  . . . . . . . . . . . . . . . . . . . . . . .      58

SECTION 9.02.     Proof of Execution of Instruments and of Holding of Debentures  . . . . .      58

SECTION 9.03      Debentures Owned by Company Deemed Not Outstanding  . . . . . . . . . . .      59

SECTION 9.04      Revocation of Consents; Future Holders Bound  . . . . . . . . . . . . . .      59

SECTION 9.05.     Obligation to Disclose Beneficial Ownership of Debentures . . . . . . . .      60

ARTICLE TEN - MEETINGS OF HOLDERS OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . .      60

SECTION 10.01     Purposes of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .      60

SECTION 10.02.    Call of Meetings by Trustee . . . . . . . . . . . . . . . . . . . . . . .      60

SECTION 10.03     Call of Meetings by Company or Debentureholders . . . . . . . . . . . . .      61

SECTION 10.04     Persons Entitled to Vote at Meeting . . . . . . . . . . . . . . . . . . .      61

SECTION 10.05     Regulations for Meeting . . . . . . . . . . . . . . . . . . . . . . . . .      61

SECTION 10.06     Counting Vote and Recording Action of Meeting . . . . . . . . . . . . . .      62

SECTION 10.07     No Delay of Rights by Meeting . . . . . . . . . . . . . . . . . . . . . .      62

ARTICLE ELEVEN - SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . .      62

SECTION 11.01     Supplemental Indentures Without Consent of Debentureholders . . . . . . .      62

SECTION 11.02     Supplemental Indentures With Consent of Debentureholders  . . . . . . . .      63

SECTION 11.03     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . .      64

SECTION 11.04.    Notation on Debentures  . . . . . . . . . . . . . . . . . . . . . . . . .      64

SECTION 11.05.    Officers' Certificate and Opinion of Counsel to the Trustee . . . . . . .      65

SECTION 11.06     Conformity With the Trust Indenture Act of 1939 . . . . . . . . . . . . .      65

ARTICLE TWELVE - CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LIQUIDATING DISTRIBUTION  . . .      65

SECTION 12.01     Consolidation, Merger, Sale, Conveyance, or Liquidating
                  Distribution Permitted  . . . . . . . . . . . . . . . . . . . . . . . . .      65

SECTION 12.02     Rights and Duties of Successor Corporation  . . . . . . . . . . . . . . .      66

SECTION 12.03.    Officers' Certificate and Opinion of Counsel to the Trustee . . . . . . .      67

ARTICLE THIRTEEN - SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS  . . . . . . .      67

SECTION 13.01     Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . .      67

SECTION 13.02     Application By Trustee of Funds Deposited for Payment of Debentures . . .      67

SECTION 13.03     Repayment of Moneys Held by Paying Agent  . . . . . . . . . . . . . . . .      68

SECTION 13.04     Unclaimed Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68

ARTICLE FOURTEEN - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68

SECTION 14.01     Rights Confined to Parties and Holders of Debentures and Senior
                  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68

SECTION 14.02     Indenture and Debentures Solely Corporate Obligations . . . . . . . . . .      68

SECTION 14.03     Officers' Certificates and Opinions of Counsel  . . . . . . . . . . . . .      69

SECTION 14.04     Payments Due on Business Day  . . . . . . . . . . . . . . . . . . . . . .      70

SECTION 14.05     Trust Indenture Act of 1939 to Control  . . . . . . . . . . . . . . . . .      70

SECTION 14.06.    Provisions Binding Upon Successors and Assigns  . . . . . . . . . . . . .      70

SECTION 14.07.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70

SECTION 14.08.    Table of Contents and Headings  . . . . . . . . . . . . . . . . . . . . .      71

SECTION 14.09     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71

SECTION 14.10.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71

                         RECONCILIATION AND TIE SHEET*
                                    Between
                 PROVISIONS OF THE TRUST INDENTURE ACT OF 1939
                                      And
                    INDENTURE, DATED AS OF DECEMBER 1, 1993,
                                    Between
                              ERLY INDUSTRIES INC.
                                      And
                        TRUST COMPANY OF TEXAS, Trustee

Section of                                                                              Section of
  Act                                                                                   Indenture
  ---                                                                                   ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.07
310(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.07
310(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
310(a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.06, 8.08
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.11(a), 8.11(c)(I)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.11(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01, 7.02(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.02(b)
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.02(c)
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04(a)
313(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04(a)
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04(c)
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04(d)
314(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(a)
314(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(b)
314(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(c)
314(a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.03(e)
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.01, 14.03
314(c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.01, 14.03
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.03
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.02(a)(1), (2)
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.02
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.02
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.03
316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01, 6.06
316(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Inapplicable

316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.04
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.02
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.12
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.05
- - -------------

         * This Reconciliation and Tie Sheet is not part of the Indenture as executed.

         THIS INDENTURE, dated as of the first day of December, 1993, between ERLY INDUSTRIES INC., a corporation duly organized and existing under the laws of the State of California (hereinafter sometimes referred to as the "Company"), and TRUST COMPANY OF TEXAS, a trust company organized and existing under the laws of Texas (hereinafter sometimes referred to as the "Trustee"):



                             W I T N E S S E T H:


         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the creation of an issue of its 12 1/2% Subordinated Sinking Fund Debentures due 2002 (hereinafter referred to as the "Debentures"), in the aggregate principal amount of eight million eight hundred eighty thousand dollars ($8,880,000), to be issued as registered debentures without coupons, and to be authenticated by the certificate of the Trustee as hereinafter provided; and

         WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

         WHEREAS, the Debentures and the endorsement thereto and the Trustee's certificate of authentication to be borne by the Debentures are to be substantially in the following forms, respectively:



                          [FORM OF FACE OF DEBENTURE]


No. __________                                                       $__________

                              ERLY INDUSTRIES INC.

              12 1/2% Subordinated Sinking Fund Debenture due 2002



         ERLY INDUSTRIES INC., a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of __________________ Dollars, on December 1, 2002, in any coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 12 1/2% per annum, in like coin or currency, from the December 1 or the June 1 to which interest has been paid next preceding the date hereof (unless the date hereof is a December 1 or a June 1 to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Debentures, in which case from December 1, 1993, or unless the date hereof is after November 15 or May 15 and before the following respective December 1 or June 1 to which interest is paid, in which case from such December 1 or June 1), semi-annually on December 1 and June 1 in each year, until payment of said principal sum has been made or duly provided for. The interest so payable on any December 1 or June 1 will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the respective November 15 or May 15 next preceding such December 1 or June 1, or, if such November 15 or May 15 is not a Business Day (as defined in the Indenture), the Business Day next preceding such November 15 or May 15. Both principal of (including premium, if any) and interest on this Debenture are payable at the office of the paying agent of the Company maintained for that purpose in the State of Texas; provided that interest will be paid, unless other arrangements are made by the holder hereof, by check drawn against an account maintained with a bank or branch thereof located in the State of Texas and mailed in the State of Texas to the registered address of the person entitled thereto as such address shall appear on the registry books of the Company.


         The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of, premium, if any, on and interest on all Senior Indebtedness, as defined in the Indenture. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions of the Indenture.

         This Debenture is continued on the reverse hereof, and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place.

         The Indenture and this Debenture are, and shall In all respects be, contracts made under the laws of the State of Texas. The validity and enforceability of the Indenture and this Debenture (including without limitation the payment of Interest hereon at the rate borne hereby) and the obligations, rights and remedies of the parties thereunder and hereunder shall in all respects be determined In accordance with and governed by such laws, all provisions of the Indenture and this Debenture shall in all respects be construed in accordance with such laws and such laws are hereby expressly chosen to be exclusively applicable in all respects to any and all of the foregoing.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.



         IN WITNESS WHEREOF, ERLY INDUSTRIES INC. has caused this Debenture to be duly executed in its corporate name by the facsimile signature of its President or one of its Vice

Presidents and impressed or imprinted with its corporate seal or a facsimile thereof attested to by its Secretary or one of its Assistant Secretaries.

Dated ____________________________

                                          ERLY INDUSTRIES INC.

                                          By: ________________________________
                                              President


[Corporate Seal]

Attest:



__________________________________
Secretary

                         [FORM OF REVERSE OF DEBENTURE]

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 12 1/2% Subordinated Sinking Fund Debentures due 2002 (herein referred to as the "Debentures"), limited to the aggregate principal amount of eight million eight hundred eighty thousand dollars ($8,880,000), except for Debentures issued in substitution for destroyed, lost or stolen Debentures, all issued or to be issued under and pursuant to an Indenture dated as of December 1, 1993 (herein referred to as the "Indenture"), duly executed and delivered between the Company and Trust Company of Texas, a trust company duly organized and existing under the laws of the State of Texas, Trustee (herein referred to as the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Debentures then outstanding (excluding certain Debentures, as set forth in the Indenture). It is also provided in the Indenture that under certain circumstances the holders of a majority in aggregate principal amount of the Debentures at the time outstanding (excluding certain Debentures, as set forth in the Indenture) may on behalf of the holders of all the Debentures waive any past breach under the Indenture and its consequences, except a failure to pay the principal of (or premium, if any, on) or interest on any of the Debentures. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture. Except as provided in the Indenture, no holder of a Debenture will be permitted to institute any proceeding to enforce the Indenture or to appoint a receiver or trustee.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including, but not limited to, those relating to the Company's Sinking Fund obligations, hereinafter described) or of any supplemental indenture or modifying in any manner the rights or obligations of the holders of the Debentures or the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Debenture affected thereby, (i) change the fixed maturity of the principal of any Debenture or extend the time of payment of interest thereon, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the date fixed for redemption), or modify the provisions of the Indenture with respect to subordination of the Debentures, (ii) reduce the percentage in principal amount of the outstanding Debentures, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences) provided for in the Indenture, or
(iii) modify any of the provisions of the Indenture concerning supplemental indentures as set forth above in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture affected thereby.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

         The Debentures are issuable as registered debentures without coupons. In the manner and subject to the limitations provided in the Indenture and upon payment of any tax and other governmental charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, at the office or agency of the Company to be maintained for that purpose in the State of Texas. The Debentures are issuable only in denominations of $ 1,000 and any integral multiple thereof.

         The Debentures are entitled to the benefits of a mandatory Sinking Fund, through the operation of which Debentures are subject to redemption (upon notice as set forth below) at a redemption price equal to 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption, in the aggregate principal amount of $1,000,000 on October 1 of each of the years 1994 through 2001. Debentures acquired or redeemed by the Company under certain circumstances may be credited against subsequent Sinking Fund requirements, as provided in the Indenture.

         The Debentures are subject to redemption, as a whole or from time to time in part (otherwise than through the operation of the Sinking Fund), at any time at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following redemption prices (expressed as percentages of the principal amount thereof):

            If redeemed
         during the twelve
           month period                                                                         Optional
             beginning                                                                         redemption
            December 1.                                                                           price
            -----------                                                                           -----
         1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       110%
         1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       108%

         1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       106%
         1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       104%
         1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       102%
         1998 and each year thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . .       100%

together with interest accrued and unpaid thereon to the date fixed for redemption.

         Notwithstanding anything to the contrary contained in this Debenture, if any date fixed for redemption is subsequent to the record date for a semi-annual interest payment date and on or prior to such interest payment date, the interest which is payable on such date (and which would otherwise be payable together with the applicable redemption price) shall be payable to the person who would otherwise be paid such interest notwithstanding such redemption.

         Subject to the limitations provided for in the Indenture, the holder of any Debenture shall have the right to present such Debenture, in whole or in part, to the Trustee for repurchase by the Company at the repurchase price of 100% of the principal amount thereof plus accrued interest to the date of repurchase. The Company will repurchase the Debentures so presented on October 1, 1994 and on October 1 of each year thereafter, to and including October 1, 2001; provided, however, that the Company shall not be obligated to repurchase Debentures with an aggregate principal amount in excess of $1,000,000 in each of the years of 1994 through 2001. The foregoing amounts are referred to as the "maximum mandatory repurchase amounts." If Debentures with an aggregate principal amount in excess of the applicable maximum mandatory repurchase amount are duly presented to the Trustee for repurchase by the Company on any such October 1, the Company at its option may, but shall not be obligated to, repurchase on such October 1, such principal amount of Debentures as the Company may elect in excess of the applicable maximum mandatory repurchase amount which were duly presented for repurchase. In order to exercise the repurchase rights provided for in the Indenture, the holder of any Debenture to be repurchased in whole or in part shall surrender such Debenture, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee, to the Trustee at its principal office in the State of Texas, accompanied by a written request for repurchase signed by the registered holder or his duly authorized representative stating that the holder elects to present such Debenture, or a specified portion thereof, for repurchase. If the repurchase request is made on behalf of a deceased debentureholder by his personal representative or surviving joint tenant, it shall be accompanied by evidence in form and substance satisfactory to the Trustee of the death of such deceased debentureholder and the authority of the personal representative or surviving joint tenant to make such request. To be effective, a request for repurchase must be actually received by the Trustee during the twelve-month period ending at 3:30 p.m. local Dallas, Texas time on the September 15 immediately preceding the October 1 on which the Debentures are to be repurchased. Any Debenture presented to the Trustee for repurchase may be withdrawn, in whole or in part, and any written request previously submitted may be amended, by an appropriate written request in form and substance satisfactory to the Trustee, signed by the registered holder or his duly authorized representative, which request is actually received by the Trustee no later than 3:30 p.m. local Texas time on the September 15 immediately preceding the October 1 on which the Debentures are to be repurchased. No Debenture of the denomination of $1,000 shall be repurchased or presented for repurchase in part, and Debentures may be presented for repurchase and may be repurchased in part only in integral multiples of $1,000. If more than the principal amount of Debentures to be repurchased by the Company on any October 1 has been presented to the Trustee for repurchase during the twelve-month period ending at 3:30 p.m. local Dallas, Texas time on the September 15 immediately preceding such October 1, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof to be repurchased by the Company on the succeeding October 1, except that if any Debentures are presented for repurchase during such twelve-month period on behalf of a deceased debentureholder by his personal representative or surviving joint tenant, all Debentures so presented for the account of or on behalf of such deceased debentureholder shall be repurchased by the Company before any Debentures, or portions thereof, presented by any other debentureholder are so repurchased. If more than the principal amount of Debentures to be repurchased by the Company on any October 1 has been presented to the Trustee for repurchase during any such twelve- month period by the personal representatives or surviving joint tenants of deceased debentureholders, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof so presented for the account of or on behalf of such deceased debentureholders to be repurchased by the Company on the next succeeding October 1. Upon the repurchase of any Debenture in part only, a new Debenture or Debentures of authorized denominations in aggregate principal amounts equal to that portion of the Debenture not repurchased by the Company will be issued to the holder thereof. Debentures which are not repurchased by the Company on any such October 1 shall be returned by the Trustee to the holder thereof as soon as practicable after such October 1, without charge to the holder thereof. Any Debentures so repurchased by the Company may be applied by it against any mandatory sinking fund payment required to be made by the Company on December 1, 1994 or any December 1 thereafter.

         The transfer of this Debenture is registrable by the registered holder hereof or by his attorney duly authorized in writing on the registry books of the Company at the office or agency of the Company to be maintained for that purpose in the State of Texas, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to cover any tax or other governmental charge incidental thereto, upon surrender and cancellation of this Debenture. Upon any such transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee or transferees in exchange herefor.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and their agents, including without limitation any authenticating or paying agent and any Debenture registrar, may deem and treat the person in whose name this Debenture shall be registered upon the registry books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company, the Trustee nor their agents as aforesaid, shall be affected by any notice to the contrary.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    [FORMS OF CERTIFICATE OF AUTHENTICATION]

         The following are the forms of certificate of authentication of the Trustee and, if an Authenticating Agent is appointed, then of such agent, to be endorsed on the face of such Debentures substantially as follows:

         This is one of the Debentures referred to in the within-mentioned Indenture.


TRUST COMPANY OF TEXAS, as Trustee


By: ______________________________ or     By: ________________________________
    Authorized Signature                      as Authenticating Agent for
                                              the Trustee


                                              By: ____________________________
                                                  Authorized Signature


                           [END OF FORM OF DEBENTURE]

         AND WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid indenture according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are authenticated, issued and delivered, and the performance of the covenants therein and herein contained, and in consideration of the premises and of the covenants and warranties herein contained and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders from time to time of the Debentures as follows:


                                  ARTICLE ONE

                                  DEFINITIONS


         SECTION 1.01. Definitions and Trust Indenture Act Terms. The terms defined in this Section 1.01 (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force at the date of the execution of this Indenture.

Application:

         The term "application" for any action to be taken by the Trustee under any Section of this Indenture shall mean an instrument in writing signed by the Chief Executive Officer, the President or a Vice President of the Company requesting such action under such Section of this Indenture. Unless the Section otherwise provides or allows, the application shall consist of, and shall not be deemed made or complete until the Trustee shall have been furnished with, such resolutions, certificates, opinions, cash, and other instruments as are required by such Section to establish the right of the Company to such action by the Trustee, and, if the application is so required to consist of additional matters, the date of such application shall be deemed to be the date upon which such application shall be so completed.

Authenticating Agent:

         The term "Authenticating Agent" shall mean the agent of the Trustee, if any, which at the time shall be appointed and acting pursuant to Section 8.13.

Authorized Newspaper:

         The term "Authorized Newspaper" shall mean a newspaper printed in the English language and customarily published at least once a day for at least five days in each calendar week, and of general circulation in The City of Dallas, Texas. Whenever successive publications are required to be made in an Authorized Newspaper, the successive publications may be made in the same or in different newspapers meeting the foregoing requirements and in each case on any day of the week. If, because of temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or impracticable to publish any notices required by this Indenture in the manner herein provided, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

Board of Directors:

         The term "Board" or "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of the Board of Directors, if there shall be an Executive Committee.

Business Day:

         The term "Business Day" shall mean any day of the week other than Saturday, Sunday or a day which shall be, in the locality of the principal office of the Trustee in the State of Texas, a legal holiday or a day on which banking institutions are authorized or obligated by law or executive order to close.

Certified Resolution:

         The term "Certified Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

Commission:

         The term "Commission" shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

Company:

         The term "Company" shall mean ERLY Industries Inc., a California corporation, and shall also include its successors and assigns.

Corporation:

         The term "corporation" shall also include voluntary associations, joint stock companies and business trusts.

Counsel:

         The term "counsel" shall mean counsel acceptable to the Trustee who may be counsel to the Company. The acceptance by the Trustee (without written objection to the Company during the 15-day period following receipt) of, or its action on, an opinion of counsel shall be sufficient evidence that such counsel (and all counsel relied upon by such counsel as provided in Section 14.03) is acceptable to the Trustee.

Debenture or Debentures; Outstanding:

         The term "Debenture" or "Debentures" shall mean any Debenture or all the Debentures, as the case may be, authenticated and delivered under this Indenture.

         The term "outstanding under this Indenture" or "outstanding hereunder" or "outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 9.03, mean as of any particular time all Debentures issued under this Indenture, except:

                 (a) Debentures cancelled by the Trustee or delivered to the Trustee for cancellation at or prior to the particular time;

                 (b) Debentures or portions thereof for which cash sufficient to provide for the payment or redemption thereof shall have theretofore been deposited with the Trustee in trust (whether upon or prior to the maturity or redemption date of such Debentures), provided that if such Debentures or portions thereof are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Four provided or provision satisfactory to the Trustee shall have been made for such notice; and

                 (c) Debentures in lieu of and in substitution for which other Debentures shall have been authenticated and delivered pursuant to Section 2.07, unless proof satisfactory to the Trustee and the Company is presented that any such Debentures for which others were issued are held by holders in due course.

         The term "issued," when used with respect to Debentures, shall mean Debentures authenticated and delivered under this Indenture and sold, otherwise disposed of for value or delivered in exchange or substitution for other Debentures or portions thereof by the Company.

Debentureholder; Registered Holder:

         The term "debentureholder," "holder of Debentures," "owner of Debentures," "registered holder" or other similar term shall mean any person who shall at the time be the registered owner of any Debenture or Debentures on the books of the Company kept for that purpose in accordance with the provisions of the Indenture.

Event of Default:

         The term "Event of Default" shall be as defined in Section 6.01.

Indenture:

         The term "the Indenture" or "this Indenture" shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

         The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture hereafter duly authorized and entered into between the Company and the Trustee in accordance with the provisions of this Indenture.

         All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

Officers' Certificate:

         The term "Officers' Certificate" shall mean a certificate signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Company and conforming to the requirements of Section 14.03.

Opinion of Counsel:

         The term "Opinion of Counsel" shall mean an opinion in writing signed by counsel and conforming to the requirements of Section 14.03.

Person:

         The term "person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated Organization and a government or any department or agency thereof.

Regular Record Date:

         The term "Regular Record Date," as used with respect to any interest payment date (other than concerning the payment of defaulted interest), shall mean the fifteenth day of the month preceding the month in which such interest payment date falls, or, if such first day is not a Business Day, the Business Day next preceding such first day.

Responsible Officer:

         The term "Responsible Officer," when used with respect to the Trustee, shall mean any one of the following: the chairman of the board of directors, the president, every vice president, every assistant vice president, every cashier, every assistant cashier, the secretary, every assistant secretary, the treasurer, every assistant treasurer, every trust officer, every assistant trust officer, and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

Senior Indebtedness:

         The term "Senior Indebtedness" shall mean the principal of and premium, if any, on and interest on the following, whether outstanding at the date hereof or hereafter incurred or created: (a) indebtedness of the Company for money borrowed (including purchase money obligations), (b) indebtedness of the Company evidenced by notes, debentures, bonds or securities sold by it for money, (c) any other indebtedness created, incurred or assumed by the Company, which is evidenced by a note or other written obligation, (d) indebtedness of others of the kind described in either of the preceding clauses (a), (b) or (c) assumed or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise, and (e) renewals, extensions or refundings of indebtedness of the kind described in any of the preceding clauses (a), (b), (c) and (d); unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness, renewal, extension or refunding is not superior or is made pari passu in right of payment to the Debentures.

Special Record Date:

         The term "Special Record Date" shall mean with respect to any payment of defaulted interest the date established by or on behalf of the Company pursuant to Section 2.03.

Subsidiary:

         The term "Subsidiary" shall mean any corporation at least a majority of the outstanding voting stock of which is at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

Trustee:

         The term "Trustee" shall mean Trust Company of Texas and its successor in the trusts hereunder.

Trust Indenture Act of 1939:

         Except as provided in Section 11.06, the term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture.


                                  ARTICLE TWO

          ISSUE, DESCRIPTION, EXECUTION, REGISTRATION, REGISTRATION OF
                      TRANSFER AND EXCHANGE OF DEBENTURES

         SECTION 2.01. Designation, Amount, Authentication and Delivery of Debentures. The Debentures shall be designated as 12 1/2% Subordinated Sinking Fund Debentures due 2002. Debentures in an aggregate principal amount not exceeding eight million eight hundred eighty thousand dollars ($8,880,000) at any one time outstanding, upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President or a Vice President, without any further corporate action by the Company.

         The aggregate principal amount of Debentures authorized by this Indenture is limited to eight million eight hundred eighty thousand dollars ($8,880,000), and the Trustee shall not authenticate and the Company shall not execute or deliver Debentures in excess of such aggregate principal amount.

         Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Debentures, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Debentures under the circumstances contemplated by Sections 2.05, 2.06, 2.07 and 11.04 hereof.

         SECTION 2.02. Form of Debentures. The Debentures, the endorsement with respect to deposit of Common Stock and the Trustee's certificate of authentication to be borne thereby shall be substantially in the forms set forth or provided for in the recitals hereto and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all the terms, conditions and covenants of this Indenture. The Debentures may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Board of Directors of the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed or of any quotation service on which prices for the Debentures may be quoted, or to conform to usage.

         SECTION 2.03. Denomination and Date of Debentures; Payment of Interest. The Debentures shall be issuable as registered debentures without coupons in denominations of $1,000 and any integral multiple of $1,000. Each Debenture shall be dated the date of its authentication and shall bear interest at the rate of 12 1/2% per annum from the December 1 or June 1 to which interest has been paid, next preceding the date of such Debenture (unless the date of such Debenture is a December 1 or June 1 to which interest has been paid, in which case such Debenture shall bear interest from its date, or unless the date of such Debenture is prior to the date of the first payment of interest, in which case it shall bear interest from December 1, 1993).
However, so long as there is no existing failure to pay interest when due on the Debentures, all Debentures authenticated by the Trustee after the close of business on the Regular Record Date for an interest payment date (December 1 or June 1) and prior to such interest payment date shall bear interest from such interest payment date; provided however, that if and to the extent that the Company shall fail to pay the interest due on such interest payment date, then any such Debenture shall bear interest from the December 1 or June 1 to which interest has been paid next preceding the date of such Debenture, or if no interest has been paid on the Debenture, from December 1, 1993.

         The person in whose name any Debenture is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (subject to the provisions of Article Four in the case of any Debenture or Debentures, or portions thereof, redeemed on a date subsequent to the Regular Record Date and on or prior to such interest payment date), notwithstanding the cancellation of such Debenture upon any transfer or exchange thereof subsequent to the Regular

Record Date and prior to such interest payment date, except as and to the extent the Company should fail to pay interest due on such interest payment date, in which case such unpaid interest shall forthwith cease to be payable to the registered holder on the relevant Regular Record Date; and such unpaid interest may be paid by the Company, at its election in each case, in either of the ways provided in Clause (1) or Clause (2) below:

                 (1) The Company may elect to make payment of any such unpaid interest to the persons in whose names the Debentures are registered at the close of business on a Special Record Date for the payment of such unpaid interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of unpaid interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such unpaid interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such unpaid interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such unpaid interest which shall be not more than fifteen days nor less than five days prior to the date of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such unpaid interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each debentureholder at his address as it appears upon the registry books not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such unpaid interest and the Special Record Date therefor having been mailed as aforesaid, such unpaid Interest shall be paid to the persons in whose names the Debentures are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any such unpaid interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

         Interest will be paid by check drawn against an account maintained with a bank or branch thereof located in the State of Texas mailed in the State of Texas to the debentureholder entitled thereto at the address shown on the registry books of the Company, unless arrangements are made by the debentureholder for payment other than by check so mailed.

         SECTION 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company, manually or in facsimile, by its President or one of its Vice Presidents under its corporate seal, reproduced thereon by facsimile or otherwise, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed on behalf of the Trustee either by its authorized officer or by its Authenticating Agent (if one is appointed pursuant to Section 8.13) by an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such executed certificate upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Debentures, manually or in facsimile, shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debentures may be signed on behalf of the Company, manually or in facsimile, by such persons as, at the actual date of the execution of such Debentures, shall be the proper officers of the Company, although at the date of the Debentures or of the execution of this Indenture any such person was not such officer.

         SECTION 2.05. Exchange, Registration and Registration of Transfer of Debentures. Each Debenture delivered upon exchange or in substitution for the whole or any part of one or more other Debentures shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by the whole or such part of such one or more other Debentures.

         Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. The Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the debentureholder making the exchange shall be entitled to receive.

         The Company shall keep a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debentures and shall register the transfer of Debentures as in this Article Two provided. Upon surrender of any Debenture for registration of transfer at the office or agency, as aforesaid, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount.

         All Debentures presented or surrendered for exchange, registration of transfer, redemption or payment shall, if so required by the Trustee or the Company, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee, duly executed by the registered owner or by his duly authorized attorney.

         No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company shall not be required to register transfers or exchange Debentures for a period of fifteen days next preceding any mailing of notice of Debentures to be redeemed. The Company shall not be required to exchange or register transfers of any Debentures called or being called for redemption in whole or in part except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

         Anything in this Indenture to the contrary notwithstandIng, but subject to the provisions of Section 2.03 as to payment of interest to holders on a Regular Record Date or Special Record Date for such payment, the parties hereto and any agent thereof may deem and treat the registered holder of any Debenture, prior to due presentment thereof for registration of transfer, as the absolute owner of such Debenture for all purposes (whether or not the Debentures shall be overdue and notwithstanding any notation of ownership or other writing thereon) and shall not be affected by any notice to the contrary.

         SECTION 2.06. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute and the Trustee shall authenticate and deliver temporary Debentures (printed or lithographed) of any denomination, and substantially in the form of the definitive Debentures, but with or without a recital of specific redemption prices and with such other omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Temporary Debentures may contain such reference to any provisions of the Indenture as may be appropriate. Every such temporary Debenture shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at the office or agency to be maintained by the Company in accordance with the provisions of Section 5.02, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of authorized denominations without charge to the holders thereof. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

         SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company shall, subject to the conditions described below, execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture for a like principal amount, in exchange and substitution for the mutilated Debenture, or in lieu of and substitution for the Debenture so destroyed, lost or stolen, or, if any such Debenture shall have matured or shall be about to mature, instead of issuing a substituted Debenture, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Debenture). The Company shall have no obligation to execute a new Debenture in lieu of and in substitution for any Debenture which is destroyed, lost or stolen if the Company has notice that such Debenture has been acquired by a bona fide purchaser. In every case the applicant for a substituted Debenture or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the

Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this Section 2.07. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every substituted Debenture issued pursuant to the provisions of this
Section 2.07 in substitution for any destroyed, lost or stolen Debenture shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, exchange, substitution or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee and the same, together with Debentures surrendered to the Trustee for cancellation and Debentures surrendered to the Trustee in discharge of any Sinking Fund payment, shall be cancelled by it upon receipt, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may destroy cancelled Debentures and deliver a certificate of destruction thereof to the Company. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures, which shall be considered outstanding (subject to the provisions of Section 9.03) unless and until the same are delivered or surrendered to the Trustee for cancellation.


                                 ARTICLE THREE

                          SUBORDINATION OF DEBENTURES

         SECTION 3.01. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures issued hereunder shall be issued subject to the provisions of this Article Three; and each person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to and shall be bound by such provisions.

         All Debentures issued hereunder shall, to the extent and in the manner hereinafter in this Article Three set forth, be subordinated and subject in right of payment to the prior payment in full of the principal of, premium, if any, on and interest on all Senior Indebtedness.

         SECTION 3.02. No Payment on Debentures if Senior Indebtedness in Default. No payment on account of principal, premium, if any, or interest on the Debentures (whether pursuant to the Sinking Fund or otherwise) shall be made if, at the time of such payment or immediately after giving effect thereto, (a) there shall exist a default in the payment of principal, premium, if any, sinking funds, or interest with respect to any Senior Indebtedness, or
(b) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds, or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist. In the event that the Debentures are declared due and payable before their expressed maturity because of the occurrence of an Event of Default, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal (and premium, if any) and interest with respect to such indebtedness before the holders of the Debentures shall be entitled to receive any payment on account of principal (or premium, if any) or interest.

         SECTION 3.03. Priority of Senior Indebtedness upon Distribution of Assets. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors as such, or to its property, or upon any such payment in the event of proceedings for voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or upon any assignment by the Company for the benefit of creditors or upon any other marshalling of the assets and liabilities of the Company, all principal, premium, if any, and interest due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof duly provided for, before any payment is made on account of the principal of, premium, if any, on or interest on the Indebtedness evidenced by the Debentures; and upon any such proceedings (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the Debentures and this Indenture upon Senior Indebtedness and the holders thereof with respect to Debentures and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee under this Indenture would be entitled, except for the provisions of this Article Three, shall be paid or delivered by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures or to the Trustee under this Indenture.

         In the event that, notwithstanding the foregoing provisions of this
Section 3.03, any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any Indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective Interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         SECTION 3.04. Notice to Trustee of Specified Events; Reliance on Certificate of Liquidating Agent. The Company shall give prompt written notice to the Trustee of any proceedings of the type specified in Section 3.03. The Trustee and any paying agent for the Debentures shall be entitled to assume that no such event has occurred unless the Company or any one or more holders of Senior Indebtedness or any trustee therefor or any other person has given such notice. Upon any payment or distribution of assets of the Company referred to in this Article Three, the Trustee shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Three. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant to this Article Three, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article Three, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         SECTION 3.05. Subrogation of Debentures. Subject to the payment in full of the principal of, premium, if any, on and interest on all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of, premium, if any, on and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Three shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article Three are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         SECTION 3.06. Obligation to Pay Not Impaired. Nothing contained in this Article Three or elsewhere in this Indenture, or in the Debentures, is intended to or shall impair as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, on and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Three of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION 3.07. Trustee to Effect Subordination. Each holder of any Debentures by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Three and appoints the Trustee his attorney-in-fact for any and all such purposes. The Trustee shall be entitled to all the rights set forth in this Article Three with respect to any Senior Indebtedness at the time held by it in its individual capacity, to the same extent as any other holder of Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Three, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.02, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Three or otherwise.

         SECTION 3.08. Notice to Trustee of Effectuation of Subordination. Notwithstanding any of the provisions of this Article Three or any other provision of this Indenture, the Trustee and any paying agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any paying agent, or the taking of any other action by the Trustee or the paying agent, unless and until the Trustee or the paying agent, as the case may be, shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor.

         Prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.02, shall be entitled in all respects to assume that no such facts exist; provided, that if on a date not less than 3 business days prior to the date upon which it be determined hereunder that any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Debentures) the Trustee shall not have received with respect to such monies the notice provided for in this Section 3.08, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Three, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Three, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 3.09. No Prejudice to Holders of Senior Indebtedness. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the Debentures by any act or failure to act on the part of the Company.

         SECTION 3.10. All Indenture Provisions Subject to Article Three. Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall be subject to the provisions of this Article Three, so far as the same may be applicable thereto. The provisions of this Article Three shall not apply to amounts due the Trustee under Section 8.05.

         SECTION 3.11. Trustee's Compensation Not Prejudiced. Nothing in this Article Three shall apply to claims of, or payments to, the Trustee pursuant to Section 8.05.


                                  ARTICLE FOUR

            REDEMPTION AND REPURCHASE OF DEBENTURES -- MANDATORY AND
                             OPTIONAL SINKING FUND

         SECTION 4.01.    Redemption Prices -- Voluntary and for Sinking Fund.
(a) The Company may, at its option, redeem all or from time to time any part of the Debentures on any date prior to maturity, upon notice as set forth in
Section 4.02, and at the redemption prices set forth in the form of Debenture hereinabove recited, together with accrued interest to the date fixed for redemption.

         (b) The Debentures may also be redeemed in part on December 1, 1994 and on each December 1 thereafter to and including December 1, 2001, through the operation of the mandatory Sinking Fund as set forth in Section 4.04, at 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption.

         SECTION 4.02. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or any part of the Debentures pursuant to Section 4.01 (a), it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last address as the same appears on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

         Each such notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the redemption price at which Debentures are to be redeemed and shall state that payment of the redemption price of the Debentures to be redeemed will be made at the office or agency of the Company to be maintained in accordance with the provisions of
Section 5.02, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the holder. No Debenture of the denomination of $1,000 shall be redeemed in part and Debentures may be redeemed in part only in integral multiples of $1,000.

         If less than all the Debentures are to be redeemed the Company will notify the Trustee not less than 60 days prior to the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof to be redeemed, and shall as promptly as practicable, and in any event at least 45 days prior to the date fixed for redemption, notify the Company of the Debentures or portions thereof so selected.

         Prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with the paying agent an amount of money sufficient to redeem on the date fixed for redemption all the Debentures so called for redemption at the appropriate redemption price, together with accrued Interest to the date fixed for redemption.

         SECTION 4.03. Payment of Debentures Called for Redemption. If notice of redemption has been given as above provided, the Debentures or portions of Debentures with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall fail to timely deposit money for the payment of such Debentures or portions thereof at the redemption price, together with interest accrued to said date) Interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue, and such Debentures and portions of Debentures shall be deemed not to be outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debentures at the place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

         Upon presentation and surrender of any Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debenture so presented and surrendered.

         SECTION 4.04. Mandatory and Optional Sinking Fund. As and for a mandatory Sinking Fund for the retirement of Debentures and so long as any of the Debentures remain outstanding and unpaid, the Company will pay to the Trustee in cash, except as hereinafter provided, not less than one Business Day before December 1, 1994 and before December 1 of each year thereafter to and including December 1, 2001, an amount sufficient to redeem, at 100% of the principal amount thereof, $1,000,000 principal amount of Debentures. The last date on which such payment may be made each year is herein referred to as the "sinking fund payment date."

         At its option the Company may pay into the Sinking Fund for the retirement of Debentures not less than one business day before December in any one or more year, such additional sum as the Company may desire.

         If the sinking fund payment or payments (mandatory or Optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), it shall be applied by the Trustee on the December 1 next following the date of such payment to the redemption of Debentures at the principal amount (the sinking fund redemption price) together with accrued interest to the date fixed for redemption. The Trustee shall select, in the manner provided in Section 4.02, for redemption on such December 1 a sufficient principal amount of Debentures to absorb said cash, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Debentures to be given in substantially the manner provided in Section 4.02 for the redemption of Debentures in part at the option of the Company, except that the notice of redemption shall also state that the Debentures are being redeemed for the Sinking Fund. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debentures shall be added to the next cash sinking fund payment received by the Trustee and, together with such payment shall be applied in accordance with the provisions of this Section

4.04. Any and all sinking fund moneys held by the Trustee on December 1, 2002, and not held for the payment or redemption of particular Debentures shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debentures at maturity.

         Prior to each sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to all interest accrued to the date fixed for redemption on Debentures to be redeemed on the next following December pursuant to this Section 4.04.

         The Trustee shall not redeem any Debentures with sinking fund moneys or mail any notice of redemption of Debentures by operation of the sinking fund during the continuance of any failure to pay interest due on the Debentures or of any Event of Default, except that if the notice of redemption of any Debentures shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debentures if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article Four. Except as aforesaid, any moneys in the Sinking Fund at the time when any such failure to pay interest or Event of Default shall occur and any moneys thereafter paid into the Sinking Fund shall, during the continuance of such failure to pay interest or Event of Default, be held as security for the payment of all the Debentures; provided, however, that in case such failure to pay interest or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied not later than the next December 1 on which such moneys may be applied pursuant to the provisions of this Section 4.04.

         SECTION 4.05. Credits Against Mandatory Sinking Fund. In lieu of making all or any part of any mandatory sinking fund payment as required by
Section 4.04 hereof in cash, the Company may (a) deliver to the Trustee for cancellation Debentures theretofore issued and acquired by the Company at any time prior to 30 days preceding the due date of such payment and not theretofore made the basis for the reduction of a mandatory sinking fund payment, (b) take credit for the principal amount of any Debentures theretofore redeemed pursuant to the provisions of this Article Four (otherwise than through the operation of the mandatory Sinking Fund) or which shall have been duly called for redemption (otherwise than through the operation of the mandatory Sinking Fund) and the redemption price of which, together with accrued interest thereon, shall have been deposited in trust for that purpose, as in this Article Four provided, and not theretofore made the basis of the reduction of a mandatory sinking fund payment, and (c) take credit for the principal amount of any Debentures theretofore repurchased pursuant to the provisions of Section 4.07 or which shall have been duly presented to the Trustee for repurchase and the repurchase price of which, together with accrued interest thereon, shall have been deposited in trust, as provided in Section 4.07, and not theretofore made the basis of the reduction of a mandatory sinking fund payment; and in each such case the principal amount of Debentures required by Section 4.04 to be redeemed shall be reduced to the extent of the principal amount of the Debentures so delivered or so redeemed or so called for redemption or so repurchased or so presented for repurchase.

         SECTION 4.06. Officers' Certificate. On or before October 1 of each year in which the Company is obligated to make a mandatory sinking fund payment, the Company shall deliver to the Trustee an Officers' Certificate stating:

                          (i) the manner in which the Company will fulfill its mandatory sinking fund obligation under this Article Four for such year;

                          (ii) whether or not it elects to make any optional sinking fund payment on or before the next succeeding Business Day immediately prior to December 1, as permitted by Section 4.04, and, if so, the amount thereof;

                          (iii) the amount of cash, if any, which the Company will pay to the Trustee on or before the next succeeding Business Day immediately prior to December 1;

                          (iv) the principal amount of Debentures, if any, which the Company will surrender to the Trustee for cancellation in lieu of the payment of cash, and that such Debentures were theretofore issued and acquired by the Company prior to said December 1 and have not theretofore been made the basis for the reduction of a mandatory sinking fund payment;

                          (v) the principal amount of any Debentures for which credit is claimed pursuant to clause (b) of Section 4.05, together with such facts as shall demonstrate that the Company is entitled to such credit; and

                          (vi) the principal amount of any Debentures for which credit is claimed pursuant to clause (c) of Section 4.05, together with such facts as shall demonstrate that the Company is entitled to such credit.

The election of the Company to make any optional sinking fund payment, as evidenced by said Officers' Certificate, shall be irrevocable.

         SECTION 4.07. Right to Present Debentures For Repurchase. (a) Subject to and upon compliance with the provisions of this Section 4.07, the holder of any Debenture shall have the right to present such Debenture, in whole or in part, to the Trustee for repurchase by the Company at the repurchase price of 100% of the principal amount thereof plus accrued interest to the date of repurchase. The Company will repurchase the Debentures so presented on October 1, 1994 and on October 1 of each year thereafter, to and including October 1, 2001; provided, however, that the Company shall not be obligated to repurchase Debentures with an aggregate principal amount in excess of $1,000,000 in any single year. The foregoing amounts hereinafter are referred to as the "maximum mandatory repurchase amounts." If Debentures with an aggregate principal amount in excess of the applicable maximum mandatory repurchase amount are duly presented to the Trustee for repurchase by the Company on any such October 1, the Company at its option may repurchase on such October 1 such principal amount of Debentures as the Company may elect in excess of the applicable maximum mandatory repurchase amount which were duly presented for repurchase.

         (b) In order to exercise the repurchase rights provided for in this Section 4.07, the holder of any Debenture to be repurchased in whole or in part shall surrender such Debenture, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the

Trustee, to the Trustee at its place of business as provided for in Section 14.07, accompanied by a written request for repurchase signed by the registered holder or his duly authorized representative stating that the holder elects to present such Debenture, or a specified portion thereof, for repurchase. If the repurchase request is made on behalf of a deceased debentureholder by his personal representative or surviving joint tenant, it shall be accompanied by evidence in form and substance satisfactory to the Trustee of the death of such deceased debentureholder and the authority of the personal representative or surviving joint tenant to make such request. To be effective, said Debentures, such written request and any such evidence must be actually received by the Trustee during the twelve-month period ending at 3:30 p.m. local Dallas, Texas time on the September 15 immediately preceding the October 1 on which the Debentures are to be repurchased. Any Debenture presented to the Trustee for repurchase pursuant to this Section 4.07 may be withdrawn, in whole or in part, and any written request previously submitted may be amended, by an appropriate written request in form and substance satisfactory to the Trustee, signed by the registered holder or his duly authorized representative, which request is actually received by the Trustee no later than 3:30 p.m. local Dallas, Texas time on the September 15 immediately preceding the October 1 on which the Debentures are to be repurchased. No Debenture of the denomination of $1,000 shall be repurchased or presented for repurchase in part and Debentures may be presented for repurchase and may be repurchased in part only in integral multiples of $1,000.

         (c) On or before September 21 in each year in which the Company is obligated to repurchase Debentures pursuant to this Section 4.07, the Trustee shall notify the Company in writing of the aggregate principal amount of Debentures which have been duly presented to the Trustee pursuant to the provisions of this Section 4.07 for repurchase by the Company on the next succeeding October 1. On or before the next following September 26, the Company shall deliver to the Trustee an Officers' Certificate stating the aggregate principal amount of Debentures which it will repurchase on such October 1, which amount shall be not greater than the aggregate principal amount of the Debentures duly presented as specified in the notice of the Trustee, and shall not be less than the lesser of (i) the amount so specified in the Trustee's notice or (ii) the applicable maximum mandatory repurchase amount. The Company shall pay to the Trustee in cash not less than one Business Day before such October 1 an amount sufficient to repurchase the principal amount of Debentures specified in such Officers' Certificate at the repurchase price together with accrued interest to the date of repurchase. All cash so paid to the Trustee shall be applied by it on the October 1 next following the date of such payment to the repurchase of Debentures at the repurchase price together with accrued interest to the date of repurchase. For the purpose of this Section 4.07, the "date of repurchase" of all Debentures shall be October 1.

         (d) If more than the principal amount of Debentures to be repurchased by the Company on any October 1 (as specified in its Officers' Certificate) has been presented to the Trustee for repurchase during the twelve-month period ending at 3:30 p.m. local Dallas, Texas time on the September 15 immediately preceding such October 1, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof to be repurchased by the Company on the succeeding October 1, except that if any Debentures are presented for repurchase during such twelve-month period on behalf of a deceased debentureholder by his personal representative or surviving joint tenant, all Debentures so presented for the account of or on behalf of such deceased debentureholder shall be repurchased by the Company before any Debentures, or portions thereof, presented by any other debentureholder are so repurchased. If more than the principal amount of Debentures to be repurchased by the Company on any October 1 has been presented to the Trustee for repurchase during any such twelve-month period on behalf of deceased debentureholders by their personal representatives or surviving joint tenants, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof so presented for the account of or on behalf of such deceased debentureholder or debentureholders to be repurchased by the Company on the next succeeding October 1.

         Upon the repurchase of any Debenture in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations, in aggregate principal amounts equal to that portion of the Debenture not repurchased by the Company. Debentures which are not repurchased by the Company on any such October 1 shall be returned by the Trustee to the holder thereof as soon as practicable after such October 1, without charge to the holder thereof.

         (e) The Trustee shall not repurchase any Debentures with moneys paid to it under the provisions of this Section 4.07 during the continuance of a failure to pay interest due on the Debentures or of any Event of Default (other than an Event of Default as provided in subsection (c) of Section 6.01). Any moneys held by the Trustee under the provisions of this Section 4.07 at any time when any such failure to pay interest or Event of Default shall occur and any moneys thereafter paid to the Trustee pursuant to the provisions of this
Section 4.07 shall, during the continuance of such failure to pay interest or Event of Default, be held as security for the payment of all of the Debentures; provided, however, that in case such failure to pay interest or Event of Default shall have been cured or waived as provided in this Indenture, such moneys shall thereafter be applied not later than the next October 1 on which such moneys may be applied pursuant to the provisions of this Section 4.07.

         (f) The Company's obligations under this Section 4.07 are not cumulative, and, if the Company is obligated to repurchase less than the maximum mandatory repurchase amount in any year, the difference between the principal amount of Debentures actually so repurchased by the Company in such year and the maximum mandatory repurchase amount shall not be carried forward as an obligation of the Company to repurchase Debentures in excess of the applicable maximum mandatory repurchase amount in any subsequent year.


                                  ARTICLE FIVE

                      PARTICULAR COVENANTS OF THE COMPANY

         The Company covenants with the Trustee for the benefit of the Trustee and of the holders of the Debentures as hereinafter in this Article Five set forth.

         SECTION 5.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any, on) and interest on each and every Debenture, at the dates and the places and in the manner mentioned in the Debentures and in this Indenture.

         SECTION 5.02. Office for Exchange, Registration of Transfer, Notices and Payment. So long as any of the Debentures shall remain outstanding, the Company will maintain an office or agency only in the State of Texas where the Debentures may be presented for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served, and where the Debentures may be presented for payment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. In case the Company shall at any time fail to maintain such an office or agency, or shall fail to give such notice of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee.

         SECTION 5.03. Maintenance of Franchises, Rights and Licenses, Corporate Existence and Property. The Company will:

                 (a) obtain and maintain and cause its Subsidiaries to obtain and maintain in full force and effect all franchises, rights, licenses, permits and approvals necessary for the ownership, operation and maintenance of the properties of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any franchise, right, license, permit or approval if the Company shall determine the preservation thereof is no longer necessary for the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the holders of the Debentures;

                 (b) cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and to comply with all applicable laws, provided, however, that nothing in this subsection (b) shall prevent a consolidation or merger of the Company not prohibited by the provisions of Article Twelve nor shall the Company be required to preserve such corporate existence if the Board of Directors shall determine the preservation thereof is no longer necessary for the conduct of the business of the Company and the loss thereof is not disadvantageous in any material respect to the holders of the Debentures; and

                 (c) at all times keep, maintain and preserve all the property of the Company and its Subsidiaries in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Debentures.

         SECTION 5.04. Payment of Taxes and Assessments. The Company will cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income or profits of the Company or any Subsidiary or upon property or any part thereof belonging to the Company or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the nonpayment thereof does not, in the judgment of the Company, materially adversely affect the rights of the holders of the Debentures; and provided further that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim if, in the judgment of the Company, such payment shall no longer be advantageous to the Company in the conduct of its business and if the failure so to pay or discharge does not, in its judgment, materially adversely affect the rights of the holders of the Debentures.

         SECTION 5.05. Maintenance of Insurance. The Company at all times will provide and maintain at its own expense, or cause to be provided and maintained, on all the property owned by it and its Subsidiaries, which is of a character usually insured by responsible corporations engaged in businesses similar to those of the Company and its Subsidiaries, insurance with reputable and responsible insurers, or with the Company or a Subsidiary under such program of self-insurance as the Board of Directors shall determine to be desirable in the conduct of the Company's business and not disadvantageous in any material respect to the holders of Debentures, in such amounts and against such risks as is customarily maintained by such corporations in similar businesses.

         SECTION 5.06. Officers' Certificate as to Breach and Annual Review Statement. The Company will, so long as any of the Debentures are outstanding:

                 (a) deliver to the Trustee, forthwith upon becoming aware of any breach or failure to perform any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying each such breach or failure; and

                 (b) deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that a review of the activities of the Company and of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers, with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every such covenant in this Indenture contained and has not breached or failed to perform or observe any of the terms, provisions and conditions hereof (or, if the Company shall have so breached or failed to perform or observe, specifying all such breaches or failures and the nature thereof of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, on or interest on the Debentures are prohibited.

         SECTION 5.07. Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.08. Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.


                                  ARTICLE SIX

                          REMEDIES OF THE TRUSTEE AND
                    DEBENTUREHOLDERS IN THE EVENT OF DEFAULT

         SECTION 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

                 (a) failure in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Section 3.02, and continuance of such failure for a period of thirty days; or

                 (b) failure in the payment of the principal of (or premium, if any, on) any of the Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, or failure in making any Sinking Fund payment, and in each case whether or not such payment is prohibited by the provisions of Section 3.02 and continuance of such failure for a period of five Business Days; or

                 (c) failure in the making of any payment for the repurchase of Debentures pursuant to the provisions of Section 4.07, as and when such repurchase obligation shall become due and payable and continuance of such failure for a period of five Business Days; or

                 (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture contained, and continuance of such failure unremedied for a period of ninety days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five per cent in principal amount of the Debentures at the time outstanding; or

                 (e) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company for borrowed money or any Senior Indebtedness, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such debentures or indebtedness becoming or being declared due and payable prior to the date on which they would otherwise become due and payable, and such acceleration shall not be rescinded or annulled or such debentures or indebtedness shall not be paid within fifteen days after written notice to the Company from the Trustee or to the Company and to the Trustee from the holders of not less than twenty-five per cent in principal amount of the Debentures then outstanding under this Indenture, provided that no Event of Default shall occur hereunder so long as the existence of an event of default under any such mortgage, indenture or instrument shall be contested in good faith by the Company; or failure of the Company, within fifteen days after the maturity or extended maturity of any such debentures or indebtedness, to pay off or refund the same, and such debentures or indebtedness shall not be paid or refunded within fifteen days after written notice of such failure to pay or refund shall be given to the Company by the Trustee or to the Company and to the Trustee by the holders of at least twenty-five per cent in principal amount of the Debentures at the time outstanding; provided that no Event of Default shall occur hereunder so long as the amount of such debentures or indebtedness due prior to, at, or after maturity does not exceed $250,000; or

                 (f) a judgment, decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal Bankruptcy Act or any similar applicable Federal or state law, and such judgment, decree or order shall have continued undischarged and unstayed for a period of sixty days; or a judgment, decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or a major part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such judgment, decree or order shall have remained in force undischarged and unstayed for a period of sixty days; or

                 (g) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the institution of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Act or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or a major part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

then and in each and every such case, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by debentureholders), may declare the principal of all the outstanding Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall have paid or shall have deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of (and premium, if any, on) any and all Debentures which shall have become due otherwise than by declaration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Debentures to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee, and any and all Events of Default (other than the nonpayment of the principal of and accrued interest on Debentures which shall have become due by declaration) shall have been remedied or waived (to the extent that such can be waived hereunder) to the satisfaction of the Trustee--then, and in every such case, the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive any such Event of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Events of Default, or shall impair any right or power consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall, subject to any determination in such proceeding, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

         SECTION 6.02. Payment of Debentures After Non-Payment; Suit Therefor. The Company covenants that (a) in case of failure to pay any installment of interest on any of the Debentures, as and when the same shall become due and payable, and such failure shall have continued for a period of thirty days, or (b) in case of failure to pay the principal of (or premium, if any, on) any of the Debentures as and when the same shall have become payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, and such failure shall have continued for a period of five Business Days then, upon written demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred (except as a result of negligence or bad faith), and all reasonable advances made, by the Trustee, and any other amounts due the Trustee under Section 8.05.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debentures under the Federal Bankruptcy Act or any other applicable law relative to the Company or to such other obligor, its creditors or its property, or in connection with the insolvency thereof or in case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company or other obligor upon Debentures, its creditors or its property, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred [except as a result of negligence or bad faith], and all reasonable advances made, by the Trustee) and of the debentureholders allowed in any such judicial proceedings relative to the Company or other obligor upon the Debentures, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the debentureholders and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the debentureholders to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the debentureholders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred (except as a result of negligence or bad faith), and all reasonable advances made, by the Trustee, and any other amounts due to the Trustee under
Section 8.05.

         All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures, subject to the provisions of Article Three.

         In case of an Event of Default hereunder which is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 6.03. Application of Moneys Collected by Trustee. Subject to the provisions of Article Three, any moneys collected by the Trustee, pursuant to this Article Six, shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution thereof and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures, and notation thereon of the payment if only partially paid, and upon surrender thereof if fully paid:

                 FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and to the payment of all other reasonable expenses, charges and liabilities incurred, and all reasonable advances made, by the Trustee, and any other amounts due to the Trustee under Section 8.05;

                 SECOND: In case the principal of the outstanding Debentures shall not have become due, to the payment of interest on the Debentures, in order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto, without discrimination or preferences;

                 THIRD: In case the principal of the outstanding Debentures shall have become due and payable at maturity, upon redemption, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debentures for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by such Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon all of the Debentures, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any) or of any installment of interest over any other instalment of interest, or of any Debentures over any other Debentures, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

                 FOURTH: In case the principal of all the outstanding Debentures shall have become due and payable at maturity, upon redemption, by declaration or otherwise, and all of such Debentures shall have been fully paid together with all interest (including any interest on overdue payments) and premium, if any, thereon, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         SECTION 6.04. Limitation on Suits by Holders of Debentures. No holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any action, suit or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right or remedy under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the restrictions upon remedies available to holders of Debentures under the provisions of this Section 6.04, each and every debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions in this Indenture, however, but subject to the provisions of Article Three, the rights of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, on or after the respective due dates expressed in such Debenture (or, in case of redemption, on the redemption date fixed for such Debenture) or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

         SECTION 6.05. Remedies Cumulative and Continuing. All rights, powers and remedies given by this Article Six to the Trustee or to the debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other rights, powers and remedies available to the Trustee or to the debentureholders, by judicial proceedings or otherwise, to enforce the performance and observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right, remedy or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, remedy or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every right, power and remedy given by this Article Six or by law to the Trustee or to the Trustee or to the debentureholder may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the debentureholders.

         SECTION 6.06. Direction of Proceedings and Waiver of Breaches by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for exercising any right or remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 8.02, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers, determine that the action so directed would be illegal or contrary to this Indenture or involve the Trustee in personal liability; and provided further, that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the debentureholders. Prior to the declaration of the acceleration of the maturity of the Debentures as provided in Section 6.01 hereof, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all the Debentures waive any prior breach or failure to perform any covenant, agreement or condition contained herein and its consequences, except a failure in the payment of the principal of (or premium, if any, on) or interest on, or any Sinking Fund payment with respect to, or any payment for the repurchase of, any of the Debentures. In the case of any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other breach or failure to perform or impair any right consequent thereon.

         SECTION 6.07. Notice of Breaches. The Trustee shall, within ninety days after the occurrence of each breach hereunder, give to the debentureholders, in the manner and to the extent provided in Section 7.04(c) with respect to reports pursuant to Section 7.04(a), notice of such breaches known to the Trustee unless such breaches shall have been cured or waived before the giving of such notice (the term "breach" or "breaches" for the purposes of this Section 6.07 being hereby defined to be any event or events, as the case may be, specified in clauses (a), (b), (c), (d), (e), (f) and (g) of Section 6.01; not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clauses (d) and (e) of Section 6.01); provided that, in the case of any failure of the character specified in clause (d) of Section 6.01, no such notice shall be given until at least sixty days after the occurrence thereof, and provided further that except in the case of failure in the payment of the principal of (or premium, if any, on) or interest on any of the Debentures, or in the payment of any Sinking Fund Instalment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the debentureholders.

         SECTION 6.08. Trustee Appointed Attorney-in-Fact. The Trustee is hereby empowered and is hereby irrevocably appointed the true and lawful attorney-in-fact of the respective holders of the Debentures to intervene and become a party in any equity receivership, insolvency, liquidation, bankruptcy, reorganization or other proceedings to which the Company shall be a party; to file any and all claims, proofs of debt, petitions or other documents; to execute any other papers and documents; to participate in any and all proceedings, including preparation of any plan of reorganization or other plan or proposal; to take or join in appeals from any order entered in any such proceeding; to receive payment for the debentureholders in respect of claims allowed; and to do and perform any and all acts and things which, in its judgment or as it may be advised by counsel, are necessary and desirable for the protection of the debentureholders: provided, however, that in no case shall the Trustee have any right to accept or consent to any plan of reorganization on behalf of any debentureholder, or waive or consent to the reduction of any claim of any debentureholder; nor shall the right of any debentureholder or any committee of debentureholders to intervene in any such proceeding on his or their own behalf as elsewhere herein provided be prejudiced hereby or by any action of the Trustees pursuant hereto. This Section 6.08 shall not limit or restrict any rights or powers of the Trustee granted pursuant to any other provision of this Indenture.

         SECTION 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any debentureholder, or group of debentureholders, holding in the aggregate more than ten per cent in aggregate principal amount of the Debentures outstanding, or to any suit instituted by any debentureholder for the enforcement of the payment of the principal of (or premium, if any, on) or interest on any Debenture, on or after the due date expressed in such Debenture (or, in case of redemption, on or after the redemption date fixed for such Debenture).

         SECTION 6.10. Debentures Owned by Company Not to Share in Payments. Any Debentures owned by or held by, for the account of or benefit of, the Company shall not be entitled to share in any payment or distribution provided for in this Article Six.

         SECTION 6.11. Waiver of Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws, and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee as a result of any such laws; but will suffer and permit the execution of every such power as though no such laws had been enacted.

                                 ARTICLE SEVEN

                       LISTS OF HOLDERS OF DEBENTURES AND
                     REPORTS BY THE COMPANY AND THE TRUSTEE


         SECTION 7.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, not more than 15 days after each Regular Record Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its paying agents other than the Trustee, as to the names and addresses of the holders of Debentures. Any such list may be dated as of the date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date. Provided, however, so long as the Trustee is the Debenture registrar no such list shall be required to be furnished.

         SECTION 7.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures (i) contained in the most recent list furnished to it as provided in Section 7.01 hereof, (ii) received by it in the capacity of paying agent (if so acting) hereunder and (iii) filed with it within the two preceding years pursuant to the provisions of clause (2) of Section 7.04(c) hereof.

         The Trustee may (1) destroy any list furnished to it as provided in
Section 7.01 hereof upon receipt of a new list so furnished, (2) destroy any information received by it as paying agent (if so acting) hereunder upon delivering to itself as Trustee a list containing the names and addresses of the holders of Debentures obtained from such information since the delivery of the next previous list, if any, (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent (if so acting) hereunder upon the receipt of a new list so delivered and (4) destroy, not earlier than two years after filing, any information filed with it pursuant to the provisions of clause (2) of Section 7.04(c) hereof.

         (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                 (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 7.02(a), or

                 (2) inform such applicants of the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 7.02(a), and of the approximate cost of mailing to such holders of the Debentures the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of a Debenture whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants, and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders of the Debentures with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of the Debentures in accordance with the provisions of Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

         SECTION 7.03.    Reports by the Company.  The Company covenants:

                 (a) to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents, or reports pursuant to either of said Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to

         Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations:

                 (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

                 (c) to transmit to the holders of the Debentures, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 7.04(c) with respect to reports pursuant to Section 7.04(a), such summaries of any information, documents, and reports required to be filed by the Company pursuant to
         Section 7.03(a) and (b) as may be required by rules and regulations prescribed from time to time by the Commission; and

                 (d) to furnish to the Trustee annually, within one hundred twenty days after the close of its fiscal year, a copy of the consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of its annual accounting period and a consolidated profit and loss statement of the Company and its consolidated subsidiaries for such period, accompanied by the certificate of a firm of independent public accountants, together with such additional information concerning the Company as may be reasonably requested and reasonably deemed necessary by the Trustee in the conduct of its duties hereunder.

                 (e) to furnish to the Trustee, not less often than annually, a brief certificate from the Company's principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For the purposes hereof, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         SECTION 7.04. Reports by the Trustee. (a) On or before July 15, 1994, and on or before July 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the holders of the Debentures, as hereinafter in this Section 7.04 provided, a brief report dated as of the preceding May 15 with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

                 (1)      any change in the eligibility of the Trustee under
         Section 8.07 and the qualifications of the Trustee under Section 8.06;

                 (2) the creation or any material change to a relationship specified in clauses (1) through (10) of Section 8.06(c);

                 (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by the Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debentures outstanding on the date of such report;

                 (4) the amount, interest rate, and maturity date of all other Indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in clauses (2),
         (3), (4), or (6) of Section 8.11(b) hereof;

                 (5) any change to the property and funds, if any, physically in the possession of the Trustee in its capacity as such on the date of such report;

                 (6) any action taken by the Trustee in the performance of its duties under this Indenture which has not previously been reported and which in the opinion of the Trustee materially affects the Debentures, except action in respect of a breach, notice of which has been or is to be withheld by it in accordance with the provisions of
         Section 6.07; and

                 (7) any additional issue of Debentures under this Indenture which the Trustee has not previously reported.

         (b) The Trustee shall transmit to the holders of the Debentures, as provided in Section 7.04(c), a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of
Section 7.04(a) (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which the Trustee claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by the Trustee, and which have not previously been reported pursuant to this Section 7.04(b), except that the Trustee shall not be required (but may elect) to report such advances if at the time of the last of such advances all advances remaining unpaid aggregate 10% or less of the principal amount of Debentures outstanding at such time, such report to be transmitted within 90 days after such time.

         (c) Reports pursuant to this Section 7.04 shall be transmitted by mail:

                 (1) to all registered holders of Debentures, as the names and addresses of such holders appear upon the registration books of the Company;

                 (2) to such holders of Debentures as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                 (3) except in the case of reports pursuant to Section 7.04(b), to each holder of a Debenture whose name and address is preserved at the time by the Trustee, as provided in Section 7.02(a).

         (d) A copy of each such report pursuant to this Section 7.04 shall, at the time of such transmission to holders of the Debentures, be furnished to the Company and be filed by the Trustee with each stock exchange, if any, upon which the Debentures are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Debentures become listed on any stock exchange.


                                 ARTICLE EIGHT

                                  THE TRUSTEE

         SECTION 8.01. Acceptance of Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

         SECTION 8.02. Duties and Liabilities of Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for negligent action, negligent failure to act, or wilful misconduct thereof, except that:

                 (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                          (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it under this Indenture.

Notwithstanding the foregoing, if the Company shall fail to perform any of its covenants under this Indenture, the Trustee may, but shall not be under any duty to, at any time and from time to time, make advances to effect performance of any such covenants on behalf of the Company. All moneys so advanced or paid pursuant to this Section 8.02, together with interest thereon at the Trustee's prime lending rate which is in effect at that time, shall be repaid by the Company upon demand.

         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

         SECTION 8.03. Certain Rights and Duties of the Trustee. Except as otherwise provided in Section 8.02:

                 (a) the Trustee, in acting or refraining from acting, may rely and shall be protected when relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, trust certificate, guaranty or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely on an Officers' Certificate;

                 (c) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of the Debentures, pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee therein or thereby;

                 (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or any other paper document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

         SECTION 8.04. Moneys to Be Held in Trust. Any money at any time paid to or held by the Trustee or any paying agent hereunder shall, until used or applied by the Trustee or the paying agent as herein provided, be held in trust for the purposes for which it is received, but may be carried by the Trustee or the paying agent on deposit with itself and need not be segregated from other funds except to the extent required by law, and the Trustee and the paying agent shall be under no liability for interest upon any such money except as otherwise agreed with the Company.

         The Company shall be entitled to receive any interest allowed as provided in this Section 8.04. The Trustee shall pay to the Company any interest to which it is entitled upon application and upon receipt of an Officers' Certificate stating that there exists no Event of Default and no condition, event or act which, with notice or lapse of time or both, would constitute an Event of Default hereunder.

         SECTION 8.05. Trustee May Perform Duties by Agents; Reimbursement of Expenses; Holding of Debentures. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee shall not be responsible in any way for the recitals herein contained or for the execution or validity of this Indenture or any indenture supplemental hereto or of the Debentures (except for its own execution thereof). The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

         The Trustee shall be entitled to receive payment of all of its reasonable expenses, advances and disbursements hereunder, including reasonable compensation of the Trustee's agents, attorneys, counsel and all other persons not regularly in its employ, and to receive reasonable compensation for all services rendered in the execution of the trusts hereby created (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), all of which shall be paid by the Company. The Company also covenants and agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.05 to compensate the Trustee and to pay or reimburse the Trustee for such expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

         The Trustee, any paying or authenticating agent, Debenture registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 8.06 and 8.11, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying or authenticating agent, Debenture registrar or such other agent.

         SECTION 8.06. Conflicting Interest of Trustee. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 8.06, it shall unless such conflicting interest has been cured or duly waived or otherwise eliminated, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 8.08 and the Company shall take prompt steps to have a successor appointed in the manner provided herein.

         (b) In the event that the Trustee shall fail to comply with the provisions of Section 8.06(a) the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the holders of the Debentures in the manner and to the extent provided in Section 7.04(c) with respect to reports pursuant to Section 7.04(a).

         (c) For the purposes of this Section 8.06 the Trustee shall be deemed to have a conflicting interest if:

                 (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding or is trustee for more than one outstanding series of securities, as hereafter defined, under a single indenture under which the Company is an obligor, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any other series under this Indenture or any indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if (A) this Indenture and such other indenture or indentures (and all series of securities issuable thereunder) are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provision of this Indenture (or such series) and the provisions of such other indenture or indentures (or such series) which are so likely involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as trustee under both this Indenture and such other indenture or indentures, or (B) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;

                 (2) the Trustee or any of its directors or executive officers is an underwriter for an obligor upon the Debentures;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for an obligor upon the Debentures;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company, but may not be at the same time an executive officer of both the Trustee and the Company, (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of clause (1) of this Section 8.06(c), to act as trustee, whether under an indenture or otherwise;

                 (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) any change to the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default,
         (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Debentures and securities issued under any other indenture under which the Trustee is also trustee or (B) 10% or more of any class of security of an underwriter for the Company;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                 (9) the Trustee owns, on May 15th in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under clause (6), (7) or (8) of this Section 8.06(c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15th in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15th. If the Company fails to make payment in full of the principal of, or the premium, if any, or interest, on, any of the Debentures when and as the same become due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of clauses (6), (7) and (8) of this Section 8.06(c); or

                 (10)     except under the circumstances described in clauses
         (1), (3), (4), (5) or (6) of Section 8.11(b), the Trustee shall become a creditor of the Company.

         For the purposes of Section 8.06(c) and Section 6.06 the term "series of securities" or "series" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

         The specification of percentages in clauses (5) to (9), inclusive, of this Section 8.06(c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of clause (3) or (7) of this Section 8.06(c).

         For the purposes of clauses (6), (7), (8) and (9) of this Section 8.06(c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any non-performance hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         (d)     For the purposes of this Section 8.06:

                 (1) The term "underwriter" when used with reference to the Company shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                 (2) The term "director" shall mean any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                 (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this clause (3), the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                 (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                 (5) The term "Company" shall mean any obligor upon the Debentures.

                 (6) The term "executive officer" shall mean the president, every vice-president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors as such.

         The percentages of voting securities and other securities specified in this Section 8.06 shall be calculated in accordance with the following provisions:

                 (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this
         Section 8.06 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (C) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                 (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                          (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (iv) securities held in escrow if placed in escrow by the issuer thereof;

         provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                 (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         SECTION 8.07. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof or of the District of Columbia, having a combined capital and surplus of at least $1,500,000, and which is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority and has its principal office and place of business in the State of Texas. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any tithe the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

         SECTION 8.08. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company, and, in such event, shall also mail notice of such resignation to all holders of Debentures at their last addresses appearing on the registry books. Any failure to mail such notice to any one or more debentureholders, or any defect therein, shall not, however, in any way impair or affect the validity of such resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder of a Debenture who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)     In case at any time any of the following shall occur:

                 (1) the Trustee shall fail to comply with the provisions of Section 8.06(a) after written request therefor by the Company or by any holder of a Debenture who has been a bona fide holder of a Debenture or Debentures for at least six months; or

                 (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request therefor by the Company or by any such holder of a Debenture; or

                 (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee, and the Company shall in such event take prompt steps to appoint a successor trustee by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any holder of a Debenture who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of any Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee, to the successor trustee so appointed and to the Company the evidence provided for in Section
9.01 of the action taken by the holders of the Debentures.

         (d) Except in the case of a default in the payment of the principal, premium, if any, or interest on the Debentures, or in payment of any Sinking Fund payment, the Trustee shall not be required to resign if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing, that:

                 (1) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in the application, and

                 (2) a stay in the Trustee's duty to resign will not be inconsistent with the interests of holders of the Debentures. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

         (e) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

         SECTION 8.09. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the title, rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein, and every provision hereof applicable to the retiring trustee shall apply to such successor trustee with like effect as if such successor trustee had been originally named herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of all amounts then due to it pursuant to this Indenture, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee all the rights, trusts and powers of the trustee so ceasing to act and shall execute and deliver such instruments of transfer as may be reasonably requested by such successor trustee. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order to more fully and certainly vest in and confirm to such successor trustee all such rights, trusts and powers as aforesaid. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amount then due it pursuant to the provisions of Section 8.05.

         No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.06 and eligible under the provisions of Section 8.07.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, such successor trustee shall mail notice of the succession of such trustee hereunder to the holders of the Debentures at their last addresses as they shall appear upon the registry books of the Company.

         SECTION 8.10. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 8.06 and eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debenture shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debenture so authenticated with the same effect as if such successor trustee had itself authenticated such Debenture.

         SECTION 8.11. Limitation on Rights of Trustee as a Creditor. (a) Subject to the provisions of Section 8.11(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a breach, as defined in Section 8.11(c), or subsequent to such a breach, then, unless and until such breach shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in Section 8.11(c)):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in clause (2) of this Section 8.11(a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such breach; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                 (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three month period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a breach as defined in Section 8.11(c) would occur within three months; or

                 (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the holders of the Debentures and the holders of other indenture securities in such manner that the Trustee, the holders of the Debentures and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the holders of the Debentures and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claims, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the holders of the Debentures and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the holders of the Debentures and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three month period shall be subject to the provisions of this Section 8.11(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three month period, it shall be subject to the provisions of this Section 8.11(a) if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

                 (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (b) There shall be excluded from the operation of Section 8.11(a) a creditor relationship arising from:

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the holders of the Debentures at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented: or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Section 8.11(c);

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in
         Section 8.11(c).

         (c)     As used in this Section 8.11:

                 (1) The term "breach" shall mean any failure to make payment in full of the principal of or interest on any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable.

                 (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this Section 8.11, and (c) under which a breach exists at the time of the apportionment of the funds and property held in such special account.

                 (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                 (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                 (5) The term "Company" shall mean any obligor upon the Debentures.

         SECTION 8.12. Paying Agents. The Company shall appoint a paying agent and shall cause such paying agent to execute and deliver to it an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 8.12:

                 (a) that it will hold all sums held by it as such agent for the payment of the principal of, and the premium, if any, or interest on, the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

                 (b) that it will at any time during the continuance of any Event of Default specified in Section 6.01, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it; and

                 (c) that it will give the Trustee notice of any failure of the Company (or by any other obligor on the Debentures) in the payment of any instalment of the principal of, or the premium, if any, on or interest on, the Debentures when the same shall be due and payable.

         The Company initially appoints Trust Company of Texas as paying agent and registrar hereunder. So long as any of the Debentures shall remain outstanding, the Trustee shall act as paying agent whenever there is no other paying agent duly appointed and acting. Any such paying agent shall have a place of business in the State of Texas and all sums held or delivered by it hereunder shall be held or delivered by it at or from such place of business.

         SECTION 8.13 Authenticating Agent. If the Company so requests, the Trustee shall appoint an Authenticating Agent for the Debentures which (a) shall be a corporation organized and doing business under the laws of the United States or of any State thereof or of the District of Columbia, (b) shall have a combined capital and surplus and undivided profits of at least $4,000,000, (c) shall be authorized to exercise corporate trust powers and be subject to supervision or examination by federal or state authority, and (d) shall have its principal corporate trust office in the State of Texas in such city as the Company requests, and all Debentures authenticated or delivered by it hereunder shall be authenticated or delivered by it at or from such office. The Authenticating Agent shall be appointed by the Trustee by an instrument in writing, shall be subject in all respects to the direction of the Trustee, and may be removed at any time by the Trustee by notice in writing, but upon any such removal the Trustee shall forthwith (if the Company requests) appoint a successor Authenticating Agent. Any Debenture shall be sufficiently authenticated by the Trustee if the certificate of authentication is executed on behalf of the Trustee either by its authorized officer or by its Authenticating Agent by an authorized officer of said Authenticating Agent. Any delivery by the Trustee of authenticated Debentures provided for herein shall be sufficiently made if such delivery is made on behalf of the Trustee by its Authenticating Agent.

         Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, among other things, the duties to authenticate and deliver Debentures when presented to it in connection with exchanges, registrations of transfer or redemptions thereof it will furnish from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section 8.13 and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any act or failure to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.


                                  ARTICLE NINE

                      CONCERNING THE HOLDERS OF DEBENTURES

         SECTION 9.01. Action By Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders of Debentures in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of holders of Debentures duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders of Debentures.

         SECTION 9.02. Proof of Execution of Instruments and of Holding of Debentures. Subject to the provisions of Section 8.02 and 10.05, proof of the execution of any instrument by a holder of Debentures or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner:

                 (a) The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds to be recorded in such jurisdiction that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing any instrument tn cases where Debentures are not held by persons in their individual capacities.

                 (b) The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The ownership of Debentures shall be proved by the register of such Debentures or by a certificate of the registrar thereof.

         The Trustee may require such additional proof of any matter referred to in this Section 9.02 as it shall deem necessary.

         The record of any meeting of holders of Debentures shall be proved in the manner provided in Section 10.06.

         SECTION 9.03 Debentures Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite principal amount of the Debentures have concurred in any direction, request, consent or waiver under this Indenture, other than directions, request, consents and waivers referred to in Sections 6.01, 6.06 or 8.02(c), Debentures which are owned by the Company or by any other obligor on the Debentures or by any person directly or indirectly controlled by the Company or any such other obligor shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request, consent or waiver, only Debentures which the Trustee knows are so owned shall be disregarded.

         In determining whether the holders of the requisite principal amount of the Debentures have concurred in any direction, request, consent or waiver under Sections 6.01, 6.06 or 8.02(c) of this Indenture, Debentures which are owned by the Company or by any other obligor on the Debentures or by any person directly or indirectly controllIng or controlled by, or under direct or indirect common control with, the Company or any such other obligor shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request, consent or waiver, only Debentures which the Trustee knows are so owned shall be disregarded.

         SECTION 9.04 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debenture issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusive and binding upon the Company, the Trustee and the holders of all the Debentures.

         SECTION 9.05. Obligation to Disclose Beneficial Ownership of Debentures. All Debentures shall be held and owned upon the express condition that, upon demand of any regulatory agency having jurisdiction over the Company, and pursuant to law or regulation empowering such agency to assert such demand, any registered holder shall disclose to such agency the identity of the beneficial owner of all Debentures held thereby.


                                  ARTICLE TEN

                       MEETINGS OF HOLDERS OF DEBENTURES

         SECTION 10.01 Purposes of Meetings. A meeting of holders of Debentures may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                 (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive any non-performance hereunder and its consequences, or to take any other action authorized to be taken by holders of Debentures, pursuant to any of the provisions of Article Six;

                 (b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Section 8.08;

                 (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                 (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

         SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Debentures to take any action specified in
Section 10.01, to be held at such time and at such place in the State of Texas, as the Trustee shall determine. Notice of every meeting of the holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee to the holders of the Debentures, not less than 15 nor more than 90 days prior to the date fixed for the meeting, at their last addresses as they shall appear upon the registry books.

         SECTION 10.03 Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of holders of Debentures to take any action authorized in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the holders of the Debentures in the amount above specified may determine the time and the place in the State Texas, for such meeting and may call such meeting by mailing notice thereof as provided in Section 10.02.

         SECTION 10.04 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of holders of Debentures a person shall (a) be a holder of one or more Debentures or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or speak at any meeting of the holders of the Debentures shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.05 Regulations for Meeting. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of the Debentures, in regard to the appointment of proxies, in regard to the proof of the holding of Debentures and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section
9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or Texas Stock Exchange, Inc. member firm satisfactory to the Trustee.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by holders of the Debentures as provided in Section 10.03, in which case the Company or the holders of the Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

         Subject to the provisions of Section 9.03, at any meeting each holder of Debentures or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of Debentures or proxy. Any meeting of holders of Debentures duly called pursuant to the provisions of Sections 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         At any meeting of holders of Debentures, the presence of persons holding or representing Debentures in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority in aggregate principal amount of the Debentures represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

         Section 10.06. Counting Vote and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the holders of Debentures or proxies. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Debentures shall be prepared by the secretary of the meeting, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
10.02. If requested by the Company the record shall show the serial numbers of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.07 No Delay of Rights by Meeting. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of holders of Debentures or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the holders of Debentures under any of the provisions of this Indenture or of the Debentures.


                                 ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES

         SECTION 11.01 Supplemental Indentures Without Consent of Debentureholders. Without the consent of the holders of any Debentures, the Company, when authorized by a resolution of its Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained;

                 (b) to add to the covenants of the Company, for the benefit of the holders of the Debentures, or to surrender any right or power herein conferred upon the Company; or

                 (c) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the holders of the Debentures.

         The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

         A supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

         SECTION 11.02 Supplemental Indentures With Consent of Debentureholders. With the consent (evidenced as provided in Section 9.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (including but not limited to those relating to the Sinking Fund) or of any supplemental indenture or modifying in any manner the rights or obligations of the holders of the Debentures or of the Company; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Debenture affected thereby:

                 (a) change the fixed maturity of the principal of any Debenture or extend the time of payment of interest thereon, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the fixed maturity or date of payment thereof (or, in the case of redemption, on or after the date fixed for redemption), or modify the provisions of this Indenture with respect to subordination of the Debentures; or

                 (b) reduce the percentage in principal amount of the outstanding Debentures, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain non- performances hereunder or their consequences) provided for in this Indenture; or

                 (c) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture affected thereby.

         Upon the request of the Company, accompanied by a Certified Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 11.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to all debentureholders at their addresses as shown by the register maintained by the Company. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 11.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 11.04. Notation on Debentures. Debentures issued and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, or after any action at a debentureholders' meeting pursuant to Article Ten, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting; and, in such case, suitable notation may be made upon outstanding Debentures after proper presentation and demand. If the Company shall so determine, new Debentures so modified to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture, or any action taken at any such meeting, may be prepared and executed by the Company and delivered by the Company to the Trustee and thereafter, upon surrender by the holders thereof of outstanding Debentures, the same shall be authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, without cost to the holders thereof (subject to the provisions of Section 2.05), upon surrender of such Debentures; but any such exchange shall not be necessary to make such modification effective as to outstanding Debentures.

         SECTION 11.05. Officers' Certificate and Opinion of Counsel to the Trustee. The Trustee subject to the provisions of Section 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eleven is authorized or permitted by the terms of this Indenture and that it is not inconsistent herewith.

         SECTION 11.06    Conformity With the Trust Indenture Act of 1939.
Each supplemental indenture executed pursuant to this Indenture shall conform to the requirements of the Trust Indenture Act of 1939 in effect at the time of the execution thereof.


                                 ARTICLE TWELVE

                          CONSOLIDATION, MERGER, SALE,
                     CONVEYANCE OR LIQUIDATING DISTRIBUTION

         SECTION 12.01 Consolidation, Merger, Sale, Conveyance, or Liquidating Distribution Permitted. Subject to the provisions of this Article Twelve, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or liquidating distribution of the property of the Company as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, conveyance or liquidating distribution shall be upon the condition that
(a) immediately after such consolidation, merger, sale, conveyance or liquidating distribution the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or liquidating distribution shall have been made, shall not be in breach of or have failed to perform or observe any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or liquidating distribution shall have been made, shall be a corporation organized under the laws of the United States of America or any state thereof or the District of Columbia; (c) the corporation to which any such liquidating distribution shall have been made shall have owned, immediately prior to such liquidating distribution, all of the outstanding capital stock of the Company; and (d) the due and punctual payment of the principal of, premium, if any, on and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed by supplemental indenture complying with the requirements of Article Eleven satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property. If at any time there be any consolidation or merger or sale, conveyance or liquidating distribution of property to which the covenant of this Section 12.01 is applicable, then in any such event the successor corporation will promptly deliver to the Trustee:

                 (1) an Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in this Section 12.01 have been complied with and the successor corporation is not in breach of or non-compliance with the provisions of the Indenture; and

                 (2) an Opinion of Counsel stating that in his opinion such covenants (other than as set forth in subclause (a) above) have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

         SECTION 12.02 Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, conveyance or liquidating distribution and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and, in the case of any such sale, conveyance or liquidating distribution the person named herein as "the Company" in the first paragraph of this Indenture or any a successor corporation which shall theretofore have become such in the manner prescribed in this Article Twelve shall be released from its liability as obligor hereunder and as obligor on all the Debentures. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company as set forth herein, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. Debentures so issued shall in no respect differ in legal rank, benefit or otherwise under this Indenture from Debentures theretofore or thereafter issued in accordance with the terms of this Indenture.

         In case of any such consolidation, merger, sale, conveyance or liquidating distribution such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be deemed appropriate by the successor corporation and the Trustee.

         Subject to the provisions of Section 12.01, nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself any other corporation (whether or not affiliated with the Company) or acquiring by purchase or otherwise all or any part of the property of any other person (whether or not affiliated with the Company).

         SECTION 12.03. Officers' Certificate and Opinion of Counsel to the Trustee. The Trustee, subject to the provisions of Section 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Twelve.


                                ARTICLE THIRTEEN

           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         SECTION 13.01 Satisfaction and Discharge of Indenture. If at any time (a) there shall have been delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) and not theretofore cancelled, or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such Debentures not theretofore delivered to the Trustee for cancellation (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07), including principal (and premium, if any) and interest due or to become due to such date of maturity or redemption date, and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, and shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect, then this Indenture shall cease to be of further effect (except as to the remaining rights of registration of transfer and exchange in respect of outstanding Debentures), and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and property incurred by the Trustee after notice by the Trustee to the Company in connection with this Indenture or the Debentures. Notwithstanding the satisfaction and discharge of the Indenture the obligations of the Company to the Trustee under Section 8.05 shall survive.

         SECTION 13.02 Application By Trustee of Funds Deposited for Payment of Debentures. Subject to the provisions of Article Three and Section 13.04, all moneys deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Debentures, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

         SECTION 13.03 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 13.04 Unclaimed Moneys. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of, premium, if any, on or interest on any Debentures and not applied but remaining unclaimed by the holders of Debentures for six years after the date upon which such payment shall have become due shall be repaid to the Company by the Trustee or by such paying agent on demand; and the holder of any of the Debentures entitled to receive such payment shall thereafter look only to the Company for the payment therefor; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two successive weeks (in each case on any day of the week) in an Authorized Newspaper a notice that said moneys have not been so applied and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.


                                ARTICLE FOURTEEN

                                 MISCELLANEOUS

         SECTION 14.01 Rights Confined to Parties and Holders of Debentures and Senior Indebtedness. Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures and Senior Indebtedness, any right, remedy or claim under or by reason of this Indenture or of any term, covenant, condition, promise or agreement hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Debentures and Senior Indebtedness.

         SECTION 14.02 Indenture and Debentures Solely Corporate Obligations. No recourse shall be had for the payment of the principal of, premium if any, on, or the interest on any of the Debentures, or under any obligation, covenant or agreement of this Indenture of any indenture supplemental hereto, or of any Debenture, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or through any successor corporation, by the enforcement of any assessment or penalty or otherwise, or by any legal or equitable proceeding, by virtue of any statute, constitution, rule of law, or otherwise; it being expressly agreed and understood that this Indenture and the Debentures are solely corporate obligations, and that no personal liability whatever shall attach to or be incurred by the incorporators, stockholders, officers or directors, as such, past, present or future of the Company or of any successor corporation, or any of them, under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures, or implied therefrom, and that any and all personal liability, either at common law or in equity, or by statute, constitution, rule of law or otherwise, of every such incorporator, stockholder, officer or director is hereby expressly waived as a condition of and consideration for the execution of this Indenture and the issue of such Debentures.

         SECTION 14.03 Officers' Certificates and Opinions of Counsel. Upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 7.03(e)) shall include (a) a statement that the person signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters with respect to which the Company is in possession of information, upon the certificate or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

         Any Opinion of Counsel may be based and rely upon, insofar as it relates to matters of law involving any jurisdiction in which the counsel rendering such opinion is not licensed to practice, an Opinion of Counsel of counsel licensed to practice in such jurisdiction.

         Wherever in this Indenture in connection with any application, certificate or report to the Trustee it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report; provided, however, notwithstanding the foregoing, but subject to Section 8.02, to the extent that the compliance with any term hereof by its provisions is based upon a determination made in a person's opinion (other than an Opinion of Counsel), such document (insofar as it relates to such determination and opinion) shall be deemed truthful and accurate if such determination has been made and such opinion has been given in good faith. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture to be delivered to the Trustee as a condition of the granting of such application or as evidence of such compliance may, subject to Section 8.02, be received by the Trustee as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee.

         SECTION 14.04 Payments Due on Business Day. Except as otherwise provided in Section 4.02(a), in any case where the date of an interest payment or a date fixed for redemption or the date of maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of the Debentures or this Indenture) payment of the principal of (and premium, if any,
on) or interest on any Debenture need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such interest payment or date fixed for redemption or date of maturity, and no interest shall accrue for the period from and after such nominal date.

         SECTION 14.05 Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any of Sections 3.10 to 3.17, inclusive, of the Trust Indenture Act of 1939, such provision hereof which is required so to be included shall control.

         SECTION 14.06. Provisions Binding Upon Successors and Assigns. Except as otherwise provided herein, the provisions of this Indenture shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 14.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail addressed to (a) in the case of the Company, ERLY Industries Inc., 10990 Wilshire Boulevard, Suite 1800, Los Angeles, California 90024, Attention: President, or such other address as may hereafter be furnished to the Trustee in writing by the Company, with a copy to Vial, Hamilton, Koch & Knox, 1717 Main Street, Suite 4400, Dallas, Texas 75201 or such other address as may be hereafter furnished to the Trustee in writing by Vial, Hamilton, Koch & Knox and (b) in the case of the Trustee, Trust Company of Texas, P.O. Box 7346, Dallas, Texas 75209,
Attention: Corporate Trust Administration Division, or such other address as may hereafter be furnished to the Company in writing by the Trustee. An affidavit by any person representing or acting on behalf of the Company or the Trustee as to such mailing, having the registry receipt attached, shall be conclusive evidence of the giving of such demand, notice or communication. Any notice required or permitted to be mailed to debentureholders shall be given by first class mail, postage prepaid. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the debentureholder receives such notice.

         SECTION 14.08. Table of Contents and Headings. The table of contents, titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered part hereof and shall not affect the construction hereof.

         SECTION 14.09 Counterparts. This Indenture may be executed in any number of counterparts each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 14.10. Governing Law. This Indenture and the Debentures are, and shall in all respects be, contracts made under the laws of the State of Texas. The validity and enforceability of this Indenture and the Debentures (including without limitation the payment of interest thereon at the rate borne thereby) and the obligations, rights and remedies of the parties hereunder and thereunder shall in all respects be determined in accordance with and governed by such laws, all provisions of this Indenture and the Debenture shall in all respects be construed in accordance with such laws and such laws are hereby expressly chosen to be exclusively applicable in all respects to any and all of the foregoing. This Indenture has been delivered and accepted by the parties hereto in the State of Texas.


         IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                          ERLY INDUSTRIES INC.


                                          By:       /s/ Gerald D. Murphy
                                              --------------------------------
                                                                     President

[Corporate Seal]


Attest:


     /s/ Richard N. McCombs
- - ----------------------------------
                         Secretary

                                          TRUST COMPANY OF TEXAS


                                          By:       /s/ John A. Norman
                                              --------------------------------
                                                           President

[Corporate Seal]


Attest:

       /s/ Bradley K. Uhr
- - ----------------------------------
             Secretary